UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 16, 2013

SUPERVALU INC.

 (Exact name of registrant as specified in its charter)

Delaware	1–5418	41–0617000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7075 Flying Cloud Drive Eden Prairie, Minnesota	55344
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (952) 828-4000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On May 16, 2013, SUPERVALU INC. (the “Company”) entered into an Amendment Agreement (the “Amendment Agreement”) relating to the Term Loan Credit Agreement dated as of March 21, 2013 (the “Term Loan Agreement”), among the Company, as Borrower, the subsidiaries of the Company named as loan parties therein, Goldman Sachs Bank USA, as Administrative Agent and Collateral Agent (the “Administrative Agent”), and the lenders parties thereto (collectively, the “Term Loan Lenders”), pursuant to which the parties agreed to amend and restate the Term Loan Agreement in the form of the Amended and Restated Term Loan Credit Agreement attached to the Amendment Agreement as Exhibit A (the “Amended Term Loan Agreement”).  The borrowings under the Amended Term Loan Agreement were used to refinance the outstanding loans under the Term Loan Agreement at a lower interest rate.  Except as modified by the Amendment Agreement, the Amended Term Loan Agreement has the same terms as the Term Loan Agreement.

Borrowings under the Amended Term Loan Agreement bear interest at the rate of LIBOR plus 4.00% with a floor on LIBOR set at 1.00% instead of the rate under the Term Loan Agreement of LIBOR plus 5.00% with a floor of 1.25%.  The Amended Term Loan Agreement also provides that the Company may incur additional term loans in an aggregate principal amount of up to $500 million, instead of $250 million under the Term Loan Agreement, subject to identifying Term Loan Lenders or other institutional lenders willing to provide the additional loans and the satisfaction of certain terms and conditions.  The Amended Term Loan Agreement also contains covenants modified to give the Company additional strategic and operational flexibility.  Since the Term Loan Agreement was refinanced within the first year of its inception, the Company paid the lenders under the Term Loan Agreement a 1% refinancing premium per the terms of the Term Loan Agreement.

The Amended Term Loan Agreement will mature on March 21, 2019.  However, if by the date that is 91 days prior to the maturity date of the Company’s 8.0% Notes due 2016, the Company has not reduced the principal amount of such notes to not more than $250 million as permitted in the Amended Term Loan Agreement, the Amended Term Loan Agreement will mature on the date that is 91 days prior to the maturity date of such notes.  The Amended Term Loan Agreement will also mature early upon the occurrence of a Change of Control (as defined in the Amended Loan Agreement).

Borrowings under the Amended Term Loan Agreement are guaranteed by the Company’s material subsidiaries (together with the Company, the “Term Loan Parties”).  To secure their obligations under the Amended Term Loan Agreement, each of the Term Loan Parties reaffirmed its grant of a perfected first-priority security interest for the benefit of the Term Loan Lenders in the Term Loan Parties’ equity interest in Moran Foods, LLC, the parent entity of the Company’s Save-A-Lot business, and substantially all of the Term Loan Parties’ intellectual property.  In addition, the Term Loan Parties reaffirmed that they will grant a perfected first-priority mortgage lien and security interest for the benefit of the Term Loan Lenders in certain of the Term Loan Parties’ owned or ground leased real estate on or before June 20, 2013 (or such later date as may be agreed by the Administrative Agent in its sole discretion), and certain additional equipment of the Term Loan Parties on or before July 20, 2013 (or such later date as may be agreed by the Administrative Agent in its sole discretion).  In addition, the obligations of the Term Loan Parties under the Amended Term Loan Agreement are secured by second-priority security interests in the collateral securing the Company’s amended and restated five-year $1.0 billion asset-based revolving credit facility (the “ABL Credit Facility”).

The loans under the Amended Term Loan Agreement may be voluntarily prepaid in certain minimum principal amounts, subject to the payment of breakage or similar costs and, in certain circumstances, a prepayment fee.  Pursuant to the Amended Term Loan Agreement, the Company must, subject to certain customary reinvestment rights, apply 100% of Net Cash Proceeds (as defined in the Amended Term Loan

Agreement) from certain types of asset sales (excluding proceeds of the collateral security of the ABL Credit Facility and other secured indebtedness) to prepay the loans outstanding under the Amended Term Loan Agreement.  Also, beginning with the Company’s fiscal year ending February 22, 2014, the Company must prepay amounts outstanding under the Amended Term Loan Agreement no later than 90 days after the fiscal year end in an aggregate principal amount equal to a percentage (which percentage ranges from 0% to 50% depending on the Company’s Total Secured Leverage Ratio (as defined in the Amended Term Loan Agreement) as of the last day of such fiscal year) of Excess Cash Flow (as defined in the Amended Term Loan Agreement) for the fiscal year then ended minus any voluntary prepayments made during such fiscal year with Internally Generated Cash (as defined in the Amended Term Loan Agreement).

The Amended Term Loan Agreement contains customary representations and warranties.  The Amended Term Loan Agreement also contains certain operating covenants, which restrict the ability of the Term Loan Parties to take certain actions without the permission of the Term Loan Lenders or as permitted under the Amended Term Loan Agreement.

The Amended Term Loan Agreement contains customary default provisions.  Among other things, an event of default will be deemed to have occurred upon (subject, in some cases, to certain grace periods):  (i) the failure to pay any amounts due under the Amended Term Loan Agreement, (ii) the breach of covenants, (iii) representations and warranties that are incorrect or misleading in any material respect, (iv) liquidation of all or a material portion of the Company’s or its Restricted Subsidiaries’ (as defined in the ABL Credit Facility) assets, insolvency or inability to pay debts as they come due, (v) certain judgments and orders, (vi) a suit by the federal or any state government alleging racketeering, (vii) certain ERISA Events (as defined in the Amended Term Loan Agreement), (viii) an uninsured loss to a portion of the collateral having a value in excess of $50 million and (ix) the termination or attempted termination of any Facility Guaranty (as defined in the Amended Term Loan Agreement).  In addition, default by a Term Loan Party under any Material Indebtedness (as defined in the Amended Term Loan Agreement), the termination or ineffectiveness of the provisions of the Intercreditor Agreement, the maturity of the ABL Credit Facility prior to its original maturity date and certain payments in respect of the ASC Guarantee (as defined in the Amended Term Loan Agreement) made with Internally Generated Cash or proceeds of indebtedness or in respect of interest, fees, expenses, indemnities and other amounts (other than principal) in respect of the ASC Guarantee from the proceeds of the Escrow Fund (as defined in the Amended Term Loan Agreement) would each be an event of default under the Amended Term Loan Agreement.

The Term Loan Agreement was filed as Exhibit 10.4 to the Current Report on Form 8-K filed with Securities and Exchange Commission on March 26, 2013.  A copy of the Amendment Agreement, including the Amended Term Loan Agreement attached to the Amendment Agreement as Exhibit A, is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.  The foregoing description of the Amendment Agreement and the Amended Term Loan Agreement is qualified in its entirety by reference to the full text of such agreements.

On May 16, 2013, the Company issued a News Release to announce the amendment of the Term Loan Agreement.  A copy of the News Release issued by the Company is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Credit Suisse AG, Cayman Islands Branch, a Term Loan Lender, and Goldman Sachs Bank USA or their affiliates were also lenders under the Term Loan Agreement, are lenders under the ABL Credit Facility, were initial purchasers in connection with the Company’s issuance of $400 million aggregate principal amount of 6.750% Senior Notes due 2021 and may have provided from time to time, and may provide in the future, commercial and investment banking and financial advisory services to the Company and its affiliates in the ordinary course of business, for which they have received and may in the future receive customary fees and commissions.  An affiliate of Goldman Sachs Bank USA is acting as Dealer Manager in connection with the Company’s tender offer for  a portion of its 8.000% Senior Notes due 2016 announced by the Company on May 2, 2013.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01    Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description
10.1**

Amendment Agreement, dated May 16, 2013, among SUPERVALU INC., as Borrower, the subsidiaries of the Company named as loan parties therein, Goldman Sachs Bank USA, as Administrative Agent and Collateral Agent, and the lenders parties thereto

99.1	News Release of SUPERVALU, INC., dated May 16, 2013

** Pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, confidential portions of this exhibit have been deleted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 22, 2013

SUPERVALU INC.

	By:	/s/ Sherry M. Smith

Sherry M. Smith
Executive Vice President and
Chief Financial Officer
(Authorized Officer of Registrant)

EXHIBIT INDEX

Exhibit Number	Description
10.1**

Amendment Agreement, dated May 16, 2013, among SUPERVALU INC., as Borrower, the subsidiaries of the Company named as loan parties therein, Goldman Sachs Bank USA, as Administrative Agent and Collateral Agent, and the lenders parties thereto

99.1	News Release of SUPERVALU INC., dated May 16, 2013

** Pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, confidential portions of this exhibit have been deleted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.